Exhibit 99.1

Base Salary and Cash Incentive Targets of Executive Officers.

Name	Base Salary	Cash Incentive Target
Roy Vallee CEO and Chairman	$950,000	$950,000
David R. Birk Senior Vice President, Secretary and General Counsel	$440,000	$181,000
Steven C. Church Senior Vice President	$370,000	$148,000
Harley Feldberg Senior Vice President	$450,000	$360,000
Richard P. Hamada Senior Vice President and COO	$540,000	$432,000
Edward Kamins Senior Vice President	$425,000	$175,000
Steve Phillips Chief Information Officer	$335,000	$167,500
Raymond Sadowski Senior Vice President, CFO and Assistant Secretary	$450,000	$225,000